Exhibit 10.2
FIRST MODIFICATION TO PROMISSORY NOTE

 THIS MODIFICATION TO PROMISSORY NOTE (this “Modification”) is entered into as of November 23, 2010, by and between MEDTOX SCIENTIFIC, INC., MEDTOX DIAGNOSTICS, INC., and MEDTOX LABORATORIES, INC. (“Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”).

RECITALS

 WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Line of Credit Note in the maximum principal amount of $8,000,000.00, executed by Borrower and payable to the order of Bank, dated as of October 29, 2009 (the "Note"), which Note is subject to the terms and conditions of a loan agreement between Borrower and Bank dated as of December 1, 2005, as amended from time to time (the "Loan Agreement").

 WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Note, and have agreed to modify the Note to reflect said changes.

 NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Note shall be modified as follows:

 1. The maximum principal amount available under the Note is hereby modified to be Twelve Million Dollars ($12,000,000.00).

 2 The effective date of the changes set forth herein shall be November 23, 2010.

 3. Except as expressly set forth herein, all terms and conditions of the Note remain in full force and effect, without waiver or modification.  All terms defined in the Note or the Loan Agreement shall have the same meaning when used in this Modification.  This Modification and the Note shall be read together, as one document.

 4. Borrower certifies that as of the date of this Modification there exists no Event of Default under the Note, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

IN WITNESS WHEREOF, the parties hereto have caused this Modification to be executed as of the day and year first written above.

                                                                                                     WELLS FARGO BANK,
MEDTOX SCIENTIFIC, INC.                                                                                                    NATIONAL ASSOCIATION

By: /s/ Kevin J. Wiersma                                                                                                   By: /s/ Steven P. Johnson
                                Steven P. Johnson,
Title: V.P. & CFO                                                                            Vice President

MEDTOX DIAGNOSTICS, INC.

By: /s/ Kevin J. Wiersma

Title: V.P. & CFO

MEDTOX LABORATORIES, INC.

By:/s/ Kevin J. Wiersma

Title: V.P. & CFO